UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2010
Cumberland Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 255-0068

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2010, Cumberland Pharmaceuticals Inc. (the “Company”) entered into the Third Amendment to Fourth Amended and Restated Loan Agreement with Bank of America, N.A. (the “Third Amendment”). The Fourth Amended and Restated Loan Agreement, as amended on February 11, 2010 (the “First Amendment”) and May 24, 2010 (the “Second Amendment”)(collectively, with the First Amendment and the Second Amendment, the “Agreement”), provided for a revolving line of credit of up to $4.0 million and a term debt of $18.0 million, with a maturity of December 31, 2012. The Agreement contained certain restrictive covenants, all of which the Company was in compliance upon the execution of the Third Amendment on September 29, 2010.

The Third Amendment provides for a revolving line of credit of up to $6.0 million, with interest payable monthly at LIBOR plus an Applicable Margin, as defined in the Agreement. The term debt has scheduled repayments of $666,667 per quarter, plus interest at the same rate as the line of credit, beginning December 31, 2010.

The Company must maintain a Leverage Ratio, as defined in the Agreement and a Fixed Charge Coverage Ratio, as defined in the Agreement, throughout the term of the Agreement. In addition, the Company must maintain certain deposits with Bank of America, N.A.

The foregoing is qualified in its entirety by the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.16.1 and incorporated herein by reference. The Company announced the entry into this Third Amendment via a corporate update dated October 5, 2010 posted to its website, a copy of which is attached hereto as Exhibit 99.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

The First and Second Amendments are not material to the Company and, consequently, were not filed with the SEC. The First and Second Amendments are furnished as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K for the sake of completeness.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description of Document

10.16.1	The Third Amendment to Fourth Amended and Restated Loan Agreement dated as of September 29, 2010 by and between Cumberland Pharmaceuticals, Inc. and Bank of America, N.A.

99.1	The First Amendment to Fourth Amended and Restated Loan Agreement dated as of February 11, 2010 by and between Cumberland Pharmaceuticals, Inc. and Bank of America, N.A.

99.2	The Second Amendment to Fourth Amended and Restated Loan Agreement dated as of May 24, 2010 by and between Cumberland Pharmaceuticals, Inc. and Bank of America, N.A.

99.3	Corporate update dated October 5, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPANY NAME
Date: October 5, 2010	By:	/s/ David L. Lowrance
		Name:	David L. Lowrance
		Title:	Chief Financial Officer